Exhibit 10.1

AMENDMENT NO. 1

This Amendment No. 1 (this “Amendment”) is dated as of September 22, 2005 and is to the Amended and Restated Credit Agreement, dated as of April 7, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among HORIZON LINES, LLC, a Delaware limited liability company (“Borrower”), HORIZON LINES HOLDING CORP., a Delaware corporation (“Co-Borrower”), the Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in the Credit Agreement), the Lenders, UBS SECURITIES LLC and GOLDMAN SACHS CREDIT PARTNERS L.P., as joint lead arrangers and joint lead bookrunners, UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, collateral agent for the Secured Parties and as mortgage trustee, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, and ABN AMRO INC., as co-arranger and documentation agent.

W I T N E S S E T H:

WHEREAS, Section 9.2 of the Credit Agreement permits the Credit Agreement to be amended from time to time;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE Amendment. Section 1.01 of the Credit Agreement is hereby amended by, amending and restating the definition of the term “Specified IPO” in its entirety as follows:

““Specified IPO” means the underwritten initial public offering of common stock of Horizon Lines, Inc. consummated on or prior to October 15, 2005 pursuant to the Registration Statement generating gross proceeds of not less than $100,000,000, provided that a portion of such proceeds have been designated to be used to redeem not less than $40,000,000 in aggregate principal amount of the High Yield Notes pursuant to the provisions of Section 6 of the form of note set forth in the High Yield Indenture.”

SECTION TWO Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Effective Date”) if, at or prior to 5 pm, New York City time, on September 26, 2005 (such date and time, the “Deadline”), the Administrative Agent shall have received (i) counterparts of this Amendment executed by the Borrower and the Administrative Agent and (ii) Confidential Lender Authorizations (as defined below) executed by a number of Lenders sufficient to constitute the Required Lenders. The effectiveness of this

Amendment (other than Sections Five, Six and Seven hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Three hereof.

SECTION THREE Representations and Warranties; Covenants. In order to induce the Required Lenders to enter into this Amendment, the Borrower represents and warrants to each of the Lenders that both before and after giving effect to this Amendment: (a) no Default or Event of Default has occurred and is continuing and (b) all of the representations and warranties in the Credit Agreement are true and complete in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

SECTION FOUR Reference to and Effect on the Credit Agreement. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in each of the Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION FIVE Costs and Expenses; Amendment Fee. Whether or not the Effective Date occurs, the Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent). Promptly (but in any event not later than one Business Day) following the Effective Date, the Borrower hereby covenants and agrees that it shall, in immediately available funds through the Administrative Agent, pay to each (i) Tranche C Lender that delivers a Confidential Lender Authorization at or prior to the Deadline a fee equal to 0.10% of the aggregate principal amount of Tranche C Term Loans held by such Tranche C Lender as of the Effective Date and (ii) Revolving Lender that delivers a Confidential Lender Authorization at or prior to the Deadline a fee equal to 0.10% of the aggregate principal amount of Revolving Commitments of such Revolving Lender as of the Effective Date; provided that no fees referred to in this sentence shall be payable if the Effective Date shall not occur. If the foregoing sentence shall not be complied with, it is agreed that this Amendment shall be void and of no further force or effect.

SECTION SIX Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION SEVEN Confidential Lender Authorizations. “Confidential Lender Authorizations” are the confidential lender authorizations in the form distributed to each of the Lenders in connection with this Amendment. Each Lender that signs a Confidential Lender Authorization shall be deemed to have approved this Amendment and shall be further deemed for the purposes of the Loan Documents to have approved this Amendment. Each Lender signatory to a Confidential Lender Authorization agrees that such Lender shall not be entitled to receive a copy of any other Lender’s Confidential Lender Authorization, but agrees that a copy of such Confidential Lender Authorization may be delivered to Borrower.

SECTION EIGHT Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

[Signature Pages Follow]

HORIZON LINES, LLC, as Borrower

By:	/s/ ROBERT S. ZUCKERMAN
Name:	Robert S. Zuckerman
Title:	Vice President

UBS AG, STAMFORD BRANCH, as Administrative Agent, Collateral Agent and Mortgage Trustee

By:	/s/ RICHARD L. TAVROW
Name:	Richard L. Tavrow
Title:	Director Banking Products Services, US

By:	/s/ SALLOZ SIKKA
Name:	Salloz Sikka
Title:	Associate Director Banking Products Services, US